Exhibit 3.62

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.	The name of the corporation is: Big State Pawn & Bargain Centers, Inc. of North Carolina

2.	The text of each amendment adopted is as follows: (State below or attach)

Article 1 of the Articles of Incorporation is amended to read as follows:

“The name of the Corporation is Cash America, Inc. of North Carolina.”

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself are as follows:

N/A

4.	The date of adoption of each amendment was as follows:

The above referenced amendment was adopted by unanimous consent of the sole shareholder and the Board of Directors of the Corporation on March 31, 1993.

5.	(Check either a, b, c, or d, whichever is applicable)

a.	The amendment(s) was (were) duly adopted by the incorporations prior to the issuance of shares.

b.	The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c.	The amendment(s) was (were) duly adopted by the board of directors without shareholders approval as a shareholder approval was not required because (set forth a brief explanation of why shareholder action was not required)

d. x	The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

ARTICLES OF INCORPORATION

OF

BIG STATE PAWN & BARGAIN CENTERS, INC. OF NORTH CAROLINA

The undersigned, being a natural person of the age of at least eighteen years and acting as the incorporator, does hereby adopt and sign the following Articles of Incorporation for the purpose of organizing a business corporation pursuant to the Business Corporation Act of the State of North Carolina.

FIRST: The name of the corporation (hereinafter called the “corporation”) is Big State Pawn & Bargain Centers, Inc. of North Carolina.

SECOND: The period of duration of the corporation is perpetual.

THIRD: The purposes for which the corporation is formed, which shall include the authority to engage in any other lawful act or activity for which corporations may be organized under the Business Corporation Act of the State of North Carolina are as follows:

To engage in any lawful act or activity for which corporations may be organized under the North Carolina Business Corporation Act, including, without limitation, acquiring, establishing and operating pawnshops, to have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Act of the State of North Carolina subject to any limitations thereof contained in these Articles of Incorporation or in the laws of the State of North Carolina.

FOURTH: The authorized number of shares of the corporation is One Thousand (1,000), all of which are of a par value of $1.00 each and are of the same class and are to be Common shares.

FIFTH: The minimum amount of consideration which the corporation shall receive for its shares before it shall commence business is one hundred dollars.

SIXTH: No holder of any of the shares of the corporation shall be entitled as of right to purchase or subscribe for any treasury shares and any unissued shares of any class or any additional shares of any class to be issued by reason of any increase of the authorized number of shares of the corporation of any class, or bonds, certificates of indebtedness, debentures, or other securities convertible into shares of the corporation or carrying any right to purchase shares of any class, but any such treasury shares and any such unissued shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

SEVENTH: The personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of Section 55-7 of the Business Corporation Act of the State of North Carolina, as the same may be amended and supplemented.

The corporation shall, to the fullest extent permitted by the Business Corporation Act of the State of North Carolina, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify, and to purchase and maintain insurance, under said Act from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Act, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Pursuant to the provisions of Section 55-16 and of any other applicable Section of the Business Corporation Act of the State of North Carolina, and to the extent provided for therein, the Board of Directors of the corporation may alter or repeal any Bylaw adopted or amended by the shareholders whenever in its judgment the best interests of the corporation will be served thereby.

The Board of Directors of the corporation, by resolution adopted by a majority of the number of directors then in office, may designate from among its members an Executive Committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation except such authority as may not be delegated under the provisions of the Business Corporation Act of the State of North Carolina.

EIGHTH: The address of the initial registered office of the corporation in the State of North Carolina is c/o The Prentice-Hall Corporation System, Inc., 327 Hillsborough Street, Raleigh, North Carolina 27605, County of Wake; and the name of the initial registered agent of the corporation in Georgia at such address is The Prentice-Hall Corporation System, Inc.

NINTH: The fixed number of directors constituting the initial Board of Directors of the corporation is two (2). Thereafter, the fixed number or the maximum and minimum number of directors from time to time shall be such as shall be provided for and designated in the Bylaws; provided, however, that such number shall never be less than that prescribed by the Business Corporation Act of the State of North Carolina.

The name and the address, including street and number, if any, of each person who is to serve as a director of the corporation until the first meeting of shareholders or until his successor be elected and qualified, are as follows:

NAME	ADDRESS
Jack R. Daugherty	Suite 1000 Fort Worth Club Building Fort Worth, Texas 76102

NAME	ADDRESS
Daniel R. Feehan	Suite 1000 Fort Worth Club Building Fort Worth, Texas 76102

TENTH: The name and the address, including street and number, if any, of the incorporator are as follows:

NAME	ADDRESS
M. Elaine Meyers	1445 Ross Avenue, Suite 3200 Dallas, Texas 75202

ELEVENTH: From time to time any of the provisions of the Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of North Carolina at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the corporation by the Articles of Incorporation are granted subject to the provisions of this Article ELEVENTH.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 18th day of July, 1989.

/s/ M. ELAINE MEYERS
M. Elaine Meyers, Incorporator

STATE OF TEXAS	§
	§	SS.:
COUNTY OF DALLAS	§

This is to certify, that on this 18th day of July, A.D. 1989, before me, a Notary Public, personally appeared M. Elaine Meyers, who, I am satisfied, is the person named in and who executed the foregoing Articles of Incorporation of Big State Pawn & Bargain Centers, Inc. of North Carolina, and I having first made known to her the contents thereof, she acknowledged that she signed and delivered the same as her voluntary act and deed for the uses and purposes therein expressed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, this 18th day of July, A.D. 1989.

/s/ JACKIE MOORE
Notary Public